Exhibit 99

Accenture Reports Very Strong Fourth-Quarter and Full-Year Fiscal 2019 Results

-- For the fourth quarter, revenues increase 5% in U.S. dollars and 7.2% in local currency, to $11.1 billion; EPS are $1.74, a 10% increase; free cash flow is $1.9 billion --

-- For full fiscal year, revenues increase 5% in U.S. dollars and 8.5% in local currency, to $43.2 billion; EPS are $7.36, compared with $6.34 last year, which included $0.40 in charges related to tax law changes; EPS increase 9% from adjusted EPS of $6.74 in fiscal 2018; free cash flow is $6.0 billion --

-- Record new bookings of $12.9 billion for fourth quarter and $45.5 billion for full year --

-- Accenture declares its first quarterly cash dividend of $0.80 per share, a 10 percent increase over the equivalent quarterly rate last year --

-- For fiscal year 2020, Accenture expects revenue growth of 5% to 8% in local currency and diluted EPS of $7.62 to $7.84 --

NEW YORK; Sept. 26, 2019 — Accenture (NYSE: ACN) reported very strong financial results for the fourth quarter and full fiscal year ended Aug. 31, 2019.

For the fourth quarter, revenues were $11.1 billion, an increase of 5 percent in U.S. dollars and 7.2 percent in local currency compared with the fourth quarter of fiscal 2018. Diluted earnings per share were $1.74, a 10 percent increase from $1.58 for the fourth quarter last year. Operating margin for the fourth quarter of fiscal 2019 was 14.2 percent, an expansion of 20 basis points. Operating cash flow was $2.1 billion and free cash flow was $1.9 billion. New bookings were $12.9 billion.

For the full fiscal year, revenues were $43.2 billion, an increase of 5 percent in U.S. dollars and 8.5 percent in local currency compared with fiscal 2018. Diluted earnings per share were $7.36, compared with $6.34 in fiscal 2018, which included $0.40 in charges related to tax law changes. Diluted EPS for fiscal 2019 increased 9 percent from adjusted diluted EPS of $6.74 in fiscal 2018. Operating margin for fiscal 2019 was 14.6 percent, an expansion of 20 basis points. Operating cash flow for fiscal 2019 was $6.6 billion and free cash flow was $6.0 billion. New bookings were $45.5 billion.

As previously disclosed, the company is moving from a semi-annual to a quarterly schedule for dividend payments in fiscal 2020. Accenture’s Board of Directors has declared a quarterly cash dividend of $0.80 per share. In fiscal 2019, the company paid semi-annual cash dividends of $1.46 per share. The new quarterly dividend represents a 10 percent increase over the equivalent quarterly rate last year.

Julie Sweet, Accenture’s chief executive officer, said, “I am proud that we have delivered another year of outstanding financial results, meeting or exceeding all the objectives in our initial business outlook for fiscal 2019. For the year, our record new bookings of $45.5 billion and revenue growth of 8.5 percent in local currency demonstrate excellent demand for our services, and we gained significant market share. We also delivered very strong profitability and returned a record $4.6 billion in cash to our shareholders, while continuing to invest across the business. As we look ahead to fiscal 2020, we will continue to be laser-focused on creating value for our clients, being a magnet for the best people in the industry and maximizing shareholder value.”

Financial Review

Effective Sept. 1, 2018, Accenture adopted new accounting standards that affect the accounting for revenue and pension costs. Prior-period results have been revised to reflect the fiscal 2019 presentation, and the revised fiscal 2018 and 2017 results are available at investor.accenture.com.

Fourth Quarter Fiscal 2019

Revenues for the fourth quarter of fiscal 2019 were $11.06 billion, compared with $10.50 billion for the fourth quarter of fiscal 2018, an increase of 5 percent in U.S. dollars and 7.2 percent in local currency, within the company’s guided range of $10.85 billion to $11.15 billion. The foreign-exchange impact for the quarter was approximately negative 2 percent, consistent with the assumption provided in the company’s third-quarter earnings release.

▪	Consulting revenues were $6.19 billion, an increase of 5 percent in U.S. dollars and 7 percent in local currency compared with the fourth quarter of fiscal 2018.

▪	Outsourcing revenues were $4.87 billion, an increase of 6 percent in U.S. dollars and 8 percent in local currency compared with the fourth quarter of fiscal 2018.

Diluted EPS for the fourth quarter were $1.74, compared with $1.58 for the fourth quarter last year. The $0.16, or 10 percent, increase in EPS reflects:

▪	an $0.11 increase from higher revenue and operating results;

▪	a $0.04 increase from a lower effective tax rate; and

▪	a $0.01 increase from a lower share count.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 31.1 percent, compared with 30.8 percent for the fourth quarter of fiscal 2018. Selling, general and administrative (SG&A) expenses for the fourth quarter were $1.86 billion, or 16.9 percent of revenues, compared with $1.77 billion, or 16.8 percent of revenues, for the fourth quarter of fiscal 2018.

Operating income for the fourth quarter of fiscal 2019 was $1.57 billion, or 14.2 percent of revenues, compared with $1.47 billion, or 14.0 percent of revenues, for the fourth quarter of fiscal 2018. Operating margin for the fourth quarter of fiscal 2019 expanded 20 basis points.

The company’s effective tax rate for the fourth quarter was 26.6 percent, compared with 28.0 percent for the fourth quarter of fiscal 2018.

Net income for the quarter was $1.15 billion, compared with $1.05 billion for the fourth quarter last year.

Operating cash flow for the fourth quarter was $2.12 billion, and property and equipment additions were $241 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.87 billion. For the same period of fiscal 2018, operating cash flow was $2.11 billion, property and equipment additions were $179 million, and free cash flow was $1.93 billion.

Days services outstanding, or DSOs, were 40 days at Aug. 31, 2019, compared with 39 days at Aug. 31, 2018.

Accenture’s total cash balance at Aug. 31, 2019 was $6.1 billion, compared with $5.1 billion at Aug. 31, 2018.

New Bookings

New bookings for the fourth quarter were $12.9 billion and reflect a negative 2 percent foreign-exchange impact compared with new bookings in the fourth quarter of fiscal 2018.

▪	Consulting new bookings were $6.1 billion, or 47 percent of total new bookings.

▪	Outsourcing new bookings were $6.8 billion, or 53 percent of total new bookings.

Revenues by Operating Group

Revenues by operating group for the fourth quarter were as follows:

▪	Communications, Media & Technology: $2.22 billion, compared with $2.14 billion for the fourth quarter of fiscal 2018, an increase of 4 percent in U.S. dollars and 5 percent in local currency.

▪	Financial Services: $2.12 billion, compared with $2.09 billion for the fourth quarter of fiscal 2018, an increase of 2 percent in U.S. dollars and 4 percent in local currency.

▪	Health & Public Service: $1.88 billion, compared with $1.76 billion for the fourth quarter of fiscal 2018, an increase of 7 percent in U.S. dollars and 8 percent in local currency.

▪	Products: $3.09 billion, compared with $2.92 billion for the fourth quarter of fiscal 2018, an increase of 6 percent in U.S. dollars and 8 percent in local currency.

▪	Resources: $1.73 billion, compared with $1.59 billion for the fourth quarter of fiscal 2018, an increase of 9 percent in U.S. dollars and 12 percent in local currency.

Revenues by Geographic Region

Revenues by geographic region for the fourth quarter were as follows:

▪	North America: $5.23 billion, compared with $4.86 billion for the fourth quarter of fiscal 2018, an increase of 8 percent in both U.S. dollars and local currency.

▪	Europe: $3.57 billion, compared with $3.57 billion for the fourth quarter of fiscal 2018, flat in U.S. dollars and an increase of 4 percent in local currency.

▪	Growth Markets: $2.26 billion, compared with $2.08 billion for the fourth quarter of fiscal 2018, an increase of 9 percent in U.S. dollars and 12 percent in local currency.

Full Year Fiscal 2019

Revenues for the full 2019 fiscal year were $43.2 billion, compared with $41.0 billion for fiscal 2018, an increase of 5 percent in U.S. dollars and 8.5 percent in local currency. Revenues for fiscal 2019 reflect a foreign-exchange impact of approximately negative 3 percent compared with fiscal 2018.

▪	Consulting revenues were $24.2 billion, an increase of 5 percent in U.S. dollars and 8 percent in local currency compared with fiscal 2018.

▪	Outsourcing revenues were $19.0 billion, an increase of 6 percent in U.S. dollars and 9 percent in local currency compared with fiscal 2018.

Diluted EPS for the full 2019 fiscal year were $7.36, compared with $6.34 for fiscal 2018, which included $0.40 in charges related to tax law changes. Excluding these charges, diluted EPS for fiscal 2018 were $6.74. The $0.62, or 9 percent, increase in EPS on an adjusted basis in fiscal 2019 reflects:

▪	a $0.48 increase from higher revenue and operating results; and

▪	a $0.05 increase from a lower effective tax rate;

▪	a $0.05 increase from a lower share count; and

▪	a $0.04 increase from lower non-operating expense.

Gross margin (gross profit as a percentage of revenues) for fiscal 2019 was 30.8 percent, compared with 30.5 percent for fiscal 2018. Selling, general and administrative (SG&A) expenses for the full fiscal year were $7.01 billion, or 16.2 percent of revenues, compared with $6.59 billion, or 16.1 percent of revenues, for fiscal 2018.

Operating income for the full fiscal year was $6.31 billion, or 14.6 percent of revenues, compared with $5.90 billion, or 14.4 percent of revenues in fiscal 2018.

Accenture’s annual effective tax rate for fiscal 2019 was 22.5 percent, compared with 27.4 percent in fiscal 2018. Excluding the impact of the charges related to tax law changes, the effective tax rate in fiscal 2018 was 23.0 percent.

Net income for the full fiscal year was $4.85 billion, compared with $4.21 billion for fiscal 2018. Excluding the $258 million impact of the charges related to tax law changes, net income in fiscal 2018 was $4.47 billion.

For the full 2019 fiscal year, operating cash flow was $6.63 billion and property and equipment additions were $599 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $6.03 billion. For fiscal 2018, operating cash flow was $6.03 billion, property and equipment additions were $619 million, and free cash flow was $5.41 billion.

New Bookings

New bookings for the full fiscal year were $45.5 billion and reflect a negative 3 percent foreign-exchange impact compared with new bookings in fiscal 2018.

▪	Consulting new bookings were $24.7 billion, or 54 percent of total new bookings.

▪	Outsourcing new bookings were $20.8 billion, or 46 percent of total new bookings.

Revenues by Operating Group

Revenues by operating group for the full fiscal year were as follows:

▪	Communications, Media & Technology: $8.76 billion, compared with $8.23 billion for fiscal 2018, an increase of 6 percent in U.S. dollars and 9 percent in local currency.

▪	Financial Services: $8.49 billion, compared with $8.57 billion for fiscal 2018, a decrease of 1 percent in U.S. dollars and an increase of 3 percent in local currency.

▪	Health & Public Service: $7.16 billion, compared with $6.88 billion for fiscal 2018, an increase of 4 percent in U.S. dollars and 6 percent in local currency.

▪	Products: $12.00 billion, compared with $11.34 billion for fiscal 2018, an increase of 6 percent in U.S. dollars and 9 percent in local currency.

▪	Resources: $6.77 billion, compared with $5.94 billion for fiscal 2018, an increase of 14 percent in U.S. dollars and 18 percent in local currency.

Revenues by Geographic Region

Revenues by geographic region for the full fiscal year were as follows:

▪	North America: $19.99 billion, compared with $18.46 billion for fiscal 2018, an increase of 8 percent in U.S. dollars and 9 percent in local currency.

▪	Europe: $14.68 billion, compared with $14.63 billion for fiscal 2018, flat in U.S. dollars and an increase of 5 percent in local currency.

▪	Growth Markets: $8.55 billion, compared with $7.91 billion for fiscal 2018, an increase of 8 percent in U.S. dollars and 14 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2019, the company returned $4.56 billion to shareholders, including $1.86 billion in cash dividends and $2.69 billion in share repurchases.

Dividend

As previously disclosed, the company is moving from a semi-annual to a quarterly schedule for dividend payments in fiscal 2020. Accenture plc has declared its first quarterly cash dividend of $0.80 per share for shareholders of record at the close of business on Oct. 17, 2019. This dividend is payable on Nov. 15, 2019.

In fiscal 2019, the company paid semi-annual cash dividends of $1.46 per share, equivalent to quarterly payments of $0.73 per share. The new quarterly dividend of $0.80 per share represents a 10 percent increase over the equivalent quarterly rate in fiscal 2019.

Share Repurchase Activity

During the fourth quarter of fiscal 2019, Accenture repurchased or redeemed 2.1 million shares, including 2.0 million shares repurchased in the open market, for a total of $407 million. During the full fiscal year 2019, Accenture repurchased or redeemed 16.6 million shares, including 13.7 million shares repurchased in the open market, for a total of $2.69 billion.

At Aug. 31, 2019, Accenture had approximately 636 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2020

Accenture expects revenues for the first quarter of fiscal 2020 to be in the range of $10.9 billion to $11.2 billion, 5 percent to 8 percent growth in local currency, reflecting the company’s assumption of a negative 2 percent foreign-exchange impact compared with the first quarter of fiscal 2019.

Fiscal Year 2020

Accenture’s business outlook for the full 2020 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be negative 1 percent compared with fiscal 2019.

For fiscal 2020, the company expects revenue growth to be in the range of 5 percent to 8 percent in local currency.

Accenture expects operating margin for the full fiscal year to be in the range of 14.7 percent to 14.9 percent, an expansion of 10 to 30 basis points from fiscal 2019.

The company expects its annual effective tax rate to be in the range of 23.5 percent to 25.5 percent.

The company expects diluted EPS to be in the range of $7.62 to $7.84, or 4 percent to 7 percent growth.

For fiscal 2020, the company expects operating cash flow to be in the range of $6.35 billion to $6.75 billion; property and equipment additions to be $650 million; and free cash flow to be in the range of $5.7 billion to $6.1 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Sept. 26, and continuing until Thursday, Sept. 26, 2019. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the

United States, Puerto Rico and Canada] and entering access code 471195 from 10:30 a.m. EDT today, Sept. 26, through Thursday, Dec. 19, 2019.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 492,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2019	% of Revenues	August 31, 2018	% of Revenues	August 31, 2019	% of Revenues	August 31, 2018	% of Revenues
REVENUES:
Revenues (1)	$11,055,650	100.0%	$10,503,987	100.0%	$43,215,013	100.0%	$40,992,534	100.0%
OPERATING EXPENSES:
Cost of services (1)	7,621,034	68.9%	7,266,331	69.2%	29,900,325	69.2%	28,499,170	69.5%
Sales and marketing (1)	1,173,240	10.6%	1,089,639	10.4%	4,447,456	10.3%	4,196,201	10.2%
General and administrative costs (1)	689,883	6.2%	678,333	6.5%	2,562,158	5.9%	2,398,384	5.9%
Total operating expenses	9,484,157		9,034,303		36,909,939		35,093,755
OPERATING INCOME	1,571,493	14.2%	1,469,684	14.0%	6,305,074	14.6%	5,898,779	14.4%
Interest income	27,394		22,755		87,508		56,337
Interest expense	(7,491)		(5,153)		(22,963)		(19,539)
Other (expense) income, net (1)	(30,644)		(30,672)		(117,822)		(127,484)
INCOME BEFORE INCOME TAXES	1,560,752	14.1%	1,456,614	13.9%	6,251,797	14.5%	5,808,093	14.2%
Provision for income taxes	415,204		408,243		1,405,556		1,593,499
NET INCOME	1,145,548	10.4%	1,048,371	10.0%	4,846,241	11.2%	4,214,594	10.3%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(1,481)		(1,532)		(6,694)		(95,063)
Net income attributable to noncontrolling interests – other (2)	(13,640)		(17,315)		(60,435)		(59,624)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,130,427	10.2%	$1,029,524	9.8%	$4,779,112	11.1%	$4,059,907	9.9%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,130,427		$1,029,524		$4,779,112		$4,059,907
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (3)	1,481		1,532		6,694		95,063
Net income for diluted earnings per share calculation	$1,131,908		$1,031,056		$4,785,806		$4,154,970
EARNINGS PER SHARE:
-Basic	$1.77		$1.61		$7.49		$6.46
-Diluted	$1.74		$1.58		$7.36		$6.34
WEIGHTED AVERAGE SHARES:
-Basic	637,049,388		640,575,241		638,098,125		628,451,742
-Diluted	650,523,417		653,960,751		650,204,873		655,296,150
Cash dividends per share	$—		$—		$2.92		$2.66
_______________

(1)
Prior to fiscal year 2019, we presented Revenues before reimbursements (net revenues), which excluded reimbursements for travel and other out of-pocket expenses. In connection with the fiscal year 2019 adoption of the Financial Accounting Standards Board Accounting Standards Update (“ASU”) No. 2014-09: “Revenue from Contracts with Customers” (Topic 606), the Net revenues and reimbursements lines were eliminated. Effective September 1, 2018, we also adopted ASU No 2017-07: “Compensation Retirement Benefits” (Topic 715) which required us to reclassify certain components of pension service costs from Operating expenses to Non-operating expenses. Prior period amounts have been revised to conform with the current period presentation.

(2)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(3)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis and the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests prior to March 13, 2018, when these were redeemed for Accenture class A ordinary shares. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase U.S. Dollars
	Three Months Ended
	August 31, 2019	August 31, 2018 (1)
OPERATING GROUPS
Communications, Media & Technology	$2,223,931	$2,143,507	4%	5%
Financial Services	2,124,342	2,089,660	2	4
Health & Public Service	1,877,423	1,755,758	7	8
Products	3,092,346	2,920,481	6	8
Resources	1,731,833	1,590,006	9	12
Other	5,775	4,575	n/m	n/m
Total	$11,055,650	$10,503,987	5%	7.2%
GEOGRAPHY
North America	$5,228,090	$4,859,263	8%	8%
Europe	3,568,701	3,568,977	—	4
Growth Markets	2,258,859	2,075,747	9	12
Total	$11,055,650	$10,503,987	5%	7.2%
TYPE OF WORK
Consulting	$6,186,461	$5,894,869	5%	7%
Outsourcing	4,869,189	4,609,118	6	8
Total	$11,055,650	$10,503,987	5%	7.2%

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. Dollars
	Year Ended
	August 31, 2019	August 31, 2018 (1)
OPERATING GROUPS
Communications, Media & Technology	$8,757,250	$8,229,842	6%	9%
Financial Services	8,493,819	8,565,695	(1)	3
Health & Public Service	7,160,787	6,877,779	4	6
Products	12,004,934	11,337,863	6	9
Resources	6,771,976	5,942,012	14	18
Other	26,247	39,343	n/m	n/m
Total	$43,215,013	$40,992,534	5%	8.5%
GEOGRAPHY
North America	$19,986,136	$18,460,395	8%	9%
Europe	14,680,739	14,625,769	—	5
Growth Markets	8,548,138	7,906,370	8	14
Total	$43,215,013	$40,992,534	5%	8.5%
TYPE OF WORK
Consulting	$24,177,428	$22,978,798	5%	8%
Outsourcing	19,037,585	18,013,736	6	9
Total	$43,215,013	$40,992,534	5%	8.5%
_______________
n/m = not meaningful

(1)
Effective September 1, 2018, we adopted ASU No. 2014-09 and eliminated our net revenues presentation. Prior period amounts have been revised to conform with the current period presentation. In addition, we updated operating group results for fiscal 2018 to include an acquisition previously categorized within Other.

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2019		August 31, 2018 (1)
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$374,402	17%	$378,818	18%	$(4,416)
Financial Services	261,159	12	296,098	14	(34,939)
Health & Public Service	199,686	11	163,791	9	35,895
Products	447,842	14	416,384	14	31,458
Resources	288,404	17	214,593	13	73,811
Total	$1,571,493	14.2%	$1,469,684	14.0%	$101,809

	Year Ended
	August 31, 2019		August 31, 2018 (1)
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$1,554,820	18%	$1,379,914	17%	$174,906
Financial Services	1,237,918	15	1,365,427	16	(127,509)
Health & Public Service	738,974	10	765,838	11	(26,864)
Products	1,719,881	14	1,663,852	15	56,029
Resources	1,053,481	16	723,748	12	329,733
Total	$6,305,074	14.6%	$5,898,779	14.4%	$406,295
_______________
(1) Effective September 1, 2018, we adopted ASU No. 2017-07, which required us to reclassify certain components of pension service costs from Operating expenses to Non-operating expenses. Prior period amounts have been revised to conform with the current period presentation.

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Year Ended
	August 31, 2019	August 31, 2018
	As Reported (GAAP)	As Reported (GAAP)	Tax Law Changes (1)	Adjusted (Non-GAAP)
Income before income taxes	$6,251,797	$5,808,093	$—	$5,808,093
Provision for income taxes	1,405,556	1,593,499	(258,498)	1,335,001
Net income	$4,846,241	$4,214,594	$258,498	$4,473,092

Effective tax rate	22.5%	27.4%		23.0%
Diluted earnings per share	$7.36	$6.34	$0.40	$6.74
_______________
(1) Represents the tax expense associated with tax law changes.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2019	August 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,126,853	$5,061,360
Short-term investments	3,313	3,192
Receivables and contract assets (1)	8,095,071	7,496,368
Other current assets	1,225,364	1,024,639
Total current assets	15,450,601	13,585,559
NON-CURRENT ASSETS:
Contract assets (1)	71,002	23,036
Investments	240,313	215,532
Property and equipment, net	1,391,166	1,264,020
Goodwill	6,205,550	5,383,012
Other non-current assets	6,431,248	3,977,924
Total non-current assets	14,339,279	10,863,524
TOTAL ASSETS	$29,789,880	$24,449,083
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$6,411	$5,337
Accounts payable	1,646,641	1,348,802
Deferred revenues	3,188,835	2,837,682
Accrued payroll and related benefits	4,890,542	4,569,172
Other accrued liabilities	1,329,467	1,390,758
Total current liabilities	11,061,896	10,151,751
NON-CURRENT LIABILITIES:
Long-term debt	16,247	19,676
Other non-current liabilities	3,884,046	3,553,068
Total non-current liabilities	3,900,293	3,572,744
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	14,408,739	10,364,753
NONCONTROLLING INTERESTS	418,952	359,835
TOTAL SHAREHOLDERS’ EQUITY	14,827,691	10,724,588
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,789,880	$24,449,083
_____________
(1) Effective September 1, 2018 we adopted ASU No. 2014-09, which resulted in the reclassification of Unbilled services into Receivables and contract assets and Deferred revenues. Prior period amounts have been revised to conform with the current period presentation.

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,145,548	$1,048,371	$4,846,241	$4,214,594
Depreciation, amortization and asset impairments	240,168	235,090	892,760	926,776
Share-based compensation expense	236,301	225,082	1,093,253	976,908
Change in assets and liabilities/other, net	494,236	600,715	(205,301)	(91,587)
Net cash provided by (used in) operating activities	2,116,253	2,109,258	6,626,953	6,026,691
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(241,260)	(179,383)	(599,009)	(619,187)
Purchases of businesses and investments, net of cash acquired	(137,156)	(201,144)	(1,193,071)	(657,546)
Proceeds from sale of businesses and investments, net of cash transferred	36	5,872	27,951	20,197
Other investing, net	2,512	(313)	8,553	6,932
Net cash provided by (used in) investing activities	(375,868)	(374,968)	(1,755,576)	(1,249,604)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	93,992	86,316	848,445	753,146
Purchases of shares	(406,527)	(551,824)	(2,691,114)	(2,639,094)
Cash dividends paid	—	—	(1,864,353)	(1,708,724)
Other financing, net	(38,483)	(66,108)	(60,149)	(114,356)
Net cash provided by (used in) financing activities	(351,018)	(531,616)	(3,767,171)	(3,709,028)
Effect of exchange rate changes on cash and cash equivalents	(31,672)	(70,159)	(38,713)	(133,559)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,357,695	1,132,515	1,065,493	934,500
CASH AND CASH EQUIVALENTS, beginning of period	4,769,158	3,928,845	5,061,360	4,126,860
CASH AND CASH EQUIVALENTS, end of period	$6,126,853	$5,061,360	$6,126,853	$5,061,360